Exhibit 99.1

Altisource Residential Corporation Announces Quarterly Cash Dividend

FREDERIKSTED, U.S. Virgin Islands, December 12, 2014 (GLOBE NEWSWIRE) – Altisource Residential Corporation (“Residential”) (NYSE: RESI) announced today that its Board of Directors has declared a quarterly cash dividend of $0.55 per share of common stock. Residential will pay this quarterly dividend on December 31, 2014 to all stockholders of record as of the close of business on December 22, 2014.

About Residential

Residential is focused on providing affordable rental homes to families throughout the United States. It acquires single-family properties primarily through the purchase of distressed mortgage loan portfolios. Residential’s strategy is to work with borrowers to modify and refinance loans to keep them in their homes and convert the majority of unmodified loans into renovated rental properties. Additional information is available at www.altisourceresi.com.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Registration Statement on Form 10, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

CONTACT:        Robin N. Lowe
        Chief Financial Officer
T: 1-345-815-9919
        E: Robin.Lowe@AltisourceAMC.com